SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 18, 2014

PAR Technology Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-09720	16-1434688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (315) 738-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 18, 2014, PAR Technology Corporation (the "Company") and its wholly-owned subsidiary, ParTech, Inc. ("ParTech"), entered into and closed a definitive agreement with Brink Software Inc. ("Brink") and all the shareholders of Brink pursuant to which ParTech has agreed to purchase the equity interest of Brink in a two-step closing.  The purchase price for the shares will be $10 million in cash, which shall be payable over a period of 3 years.  In addition there is a contingent purchase price with a maximum payment of $7 million through 2018, based upon the achievement of certain financial targets.  The agreement provides for a portion of the purchase price to be delivered into escrow if one or more claims arise within the first twelve months of the transaction. Such escrow will serve as a source of payment for any indemnification obligations that may arise.

Brink Software, Inc. is a developer of cloud based point of sale software for restaurant management.

Item 9.01.	Financial Statements and Exhibits.

99.1	Press Release dated September 19, 2014

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated September 19, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAR TECHNOLOGY CORPORATION
(Registrant)

Date: September 19, 2014	/s/Steven M. Malone
Steven M. Malone
VP, Controller and Chief Accounting Officer